Exhibit 99.1

                      LIBERTY COAL ENERGY, CORP. ANNOUNCES
                            MANAGEMENT RESTRUCTURING

Carlsbad, California - January 29, 2014 -- Liberty Coal Energy, Corp. (OTC QB:
LBTG) (the "Company" "Liberty Coal" or "Liberty") announces the resignation of Its President, Edwin G. Morrow and the appointment of CFO Robert T. Malasek to the position of Interim President and CEO.

The company accepted the resignation of Edwin G. Morrow and the appointment of CFO Robert T. Malasek to the position of Interim President and CEO today. Mr. Morrow, who has served as Liberty's President since April 2010, will continue to serve on the Company's Board of Directors and as the Company's Head of Geology. Mr. Malasek joined the company in April of 2011. This restructuring is effective immediately, and is aimed at creating a more efficient operation to aid the Company's progress in implementing its revised Business Plan.

ABOUT LIBERTY COAL ENERGY CORP.

Liberty Coal Energy is an energy resource development and production company with projects in north western Louisiana and in eastern Kentucky. The Company is building the foundation for success in the United States' most active oil and coal mining regions. Liberty Coal Energy is dedicated to the acquisition, development and production of oil and coal in North America. The Company is committed to creating value for its shareholders by maintaining the highest environmental standards to produce oil and clean coal for the nation's energy needs.

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which contain words such as "expect," "believe" or "plan," by their nature address matters that are, to different degrees, uncertain. These uncertainties may cause actual future events to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.


Liberty Coal Energy Corp.
Investor Relations
760-410-8189
www.libertycoalenergy.net
info@libertycoalenergy.net